                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): June 30, 2003


                               FACTUAL DATA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Colorado
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


         0-24205                                         84-1449911
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



                              5200 Hahns Peak Drive
                            Loveland, Colorado 80538
                    ----------------------------------------
                    (Address of principal executive offices)



                                 (970) 663-5700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

         On June 27, 2003, a shareholder of Factual Data filed a lawsuit against Factual Data and its directors in the District Court for the County of Larimer, Colorado. Factual Data received a copy of the lawsuit on June 30, 2003. The action is captioned William Troxler v. Factual Data Corporation [sic], Jerald H. Donnan, Todd A. Neiberger, Robert J. Terry, J. Barton Goodwin, Daniel G. Helle, Abdul H. Rajput and James N. Donnan. The plaintiff alleges, among other things, that the individual defendants engaged in self dealing. He also claims the individual defendants obtained benefits not shared by the plaintiff, and that they breached their fiduciary duties of care, loyalty, candor and independence owed under Colorado law to Factual Data's public shareholders. The plaintiff further alleges that Factual Data aided and abetted the other defendants' breaches of fiduciary duty. The plaintiff seeks certification of the case as a class action, and preliminary and permanent injunctive relief declaring that the proposed merger agreement is unlawful and unenforceable. The plaintiff also seeks an order enjoining consummation of the agreement, and an order directing the defendants to exercise their fiduciary duties to obtain a transaction in the best interests of Factual Data shareholders, and that they arrange to rescind any implemented terms of the proposed transaction. Finally, the plaintiff demands that the court impose a trust on any benefits received by the defendants, and award attorneys' fees and costs. The plaintiff is seeking equitable relief only, not monetary relief.

         Factual Data's board of directors believes that it has met and will continue to meet their fiduciary obligations. Factual Data and its directors believe the suit is completely without merit and intend to contest it vigorously.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FACTUAL DATA CORP.



Date: July 2, 2003                           By: /s/ James N. Donnan
                                                --------------------------------
                                                James N. Donnan, President




                                       2